Exhibit 10.7

                         Opinion and Consent of Counsel

August 9, 2000




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

         This undersigned serves as Counsel to Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life"). Shares of The Phoenix Edge Series Fund, a Massachusetts business trust (the "Phoenix Fund") are issued to one or more designated separate accounts of Phoenix Home Life. In my capacity as Counsel, I have represented these entities in connection with the preparation and filing of Post-Effective Amendment No. 32 to the Fund's Registration Statement on Form N-1A under which shares of the Fund have been registered (the "Registration Statement"). I am admitted to practice law in the State of Connecticut and am familiar with Massachusetts law applicable to this entity.

This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended of shares of the Phoenix-Bankers Trust Nasdaq-100 Index and Phoenix-Engemann Small and Mid-Cap Growth Series ("Shares") of The Phoenix Edge Series Fund.

In rendering my opinion, I have examined such documents, records, and matters of law as I deemed necessary for purposes of this opinion. I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certificates delivered to me and the correctness of all written and oral statements made to me.

Based upon and subject to the foregoing, it is my opinion that the Shares that will be issued by The Phoenix Edge Series Fund will, when sold, be legally issued, fully paid, and nonassessable.

My opinion is rendered solely in connection with the Registration Statement and may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.


Very truly yours,


/s/ Edwin L. Kerr
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Edwin L. Kerr, Counsel
The Phoenix Edge Series Fund